Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, each of the undersigned officers of Panasonic Corporation (the “company”), hereby certifies, to such officer’s knowledge, that this Special Financial Report on Form 20-F fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: June 26, 2015

/s/ Kazuhiro Tsuga
Name:	Kazuhiro Tsuga
Title:	President and Director (Principal Executive Officer)

/s/ Hideaki Kawai
Name:	Hideaki Kawai
Title:	Senior Managing Director
(Principal Financial Officer)